CENTRAL VERMONT PUBLIC SERVICE

                           CORPORATION


                       ____________________


                 Fortieth Supplemental Indenture

                  Dated as of January 28, 1998

                              and

    Resolutions Connected Therewith Adopted January 13, 1998








                       ___________________



                      RECORDING INFORMATION

____________________________ Town Clerk's Office  Received this
Supplemental Indenture for record on the ______ day of __________, 19___, at _____ o'clock, ___.M., and filed the bound copy as Book _____ in accordance with T 24 V.S.A., Section 1155, and cross-indexed in the Land Records in Book _____ at Page
_____.



Attest:_________________________
        Town Clerk

     THIS SUPPLEMENTAL INDENTURE, dated as of January 28, 1998, by and between Central Vermont Public Service Corporation, a corporation duly organized and existing under the laws of the State of Vermont (hereinafter generally referred to as the Company), and State Street Bank and Trust Company, a Massachusetts trust company (hereinafter generally referred to as the Trustee), as it is the second successor trustee under said Indenture of Mortgage,

     WITNESSETH that:

     Whereas the Company heretofore duly executed and delivered to Old Colony Trust Company, as trustee, or to its successor as trustee, an Indenture of Mortgage (hereinafter generally referred to as the Original Indenture), dated as of October 1, 1929, but actually executed on October 24, 1929 (the Original Indenture, with all indentures supplemental thereto as therein provided, being hereinafter generally referred to as the Mortgage), Liber 150 of Mortgages, Page 51, Grafton County (New Hampshire) Registry of Deeds, Liber 616, Folio 484, Sullivan County (New Hampshire) Records, Vol. 234, Page 531, in the Office of the Secretary of State of Connecticut, in the Office of the City Clerk of Rutland, Vermont, in the offices of the clerks of certain other towns and cities in the State of Vermont, and in the Office of the Secretary of State of the State of Vermont, to which Original Indenture this instrument is supplemental, and thirty-nine duly recorded indentures supplemental thereto and in modification and confirmation thereof, whereby all the properties of the Company, whether owned at the time of the execution thereof or thereafter acquired, with certain exceptions and reservations therein fully set forth, were granted, assigned, transferred, mortgaged and pledged to the trustee, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued in accordance with the terms of the Mortgage and for other purposes more particularly set forth therein; and

     Whereas on January 4, 1971, Old Colony Trust Company was merged into The First National Bank of Boston which thereupon succeeded to the trusts under the Mortgage; and

     Whereas on September 29, 1995 The First National Bank of Boston sold substantially all its corporate trust business and assets to State Street Bank and Trust Company which thereupon commenced to act as trustee (hereinafter referred to as the First Successor Trustee) under the Mortgage (hereinafter referred to as the Succession); and

     Whereas on November 6, 1995 the Board of Directors of the Company confirmed State Street Bank and Trust Company as Trustee in case the automatic succession provisions of the last paragraph of Section 12 of Article XV of the Mortgage might be deemed inapplicable to the Succession; and

     Whereas as of June 5, 1996 a Resignation and Appointment Agreement was executed and delivered by the Company, the First Successor Trustee and the Trustee upon notice to the holders of all the bonds then outstanding and with the consent of the holders of a majority in principal amount of the bonds then outstanding given pursuant to instruments in writing signed by or on behalf of such holders and delivered to the Trustee; and

     Whereas as of December 29, 1997, the Company, the First Successor Trustee and the Trustee executed and delivered the Thirty-Ninth Supplement Indenture confirming the Succession and making certain representations and agreements with respect thereto; and

     Whereas by Section 15 of Article III of the Mortgage, the Company has covenanted, among other things, to cause each subsidiary to pay when due all indebtedness for money borrowed by such subsidiary and not to permit the occurrence of any event or any condition to exist with respect to any such indebtedness or under any agreement securing or relating to such indebtedness the effect of which is to cause (or permit any holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; and

     Whereas by Article X of the Mortgage, the Company has agreed to various remedies in the event of certain defaults specified in
Section 1 of such Article X, including without limitation, (1) any default in the due observance or performance of any covenant or condition in the Mortgage (other than the obligation to make any payment when due of interest on, the principal of, or the premium, if any, on any of the bonds issued under the Mortgage) required to be kept or performed by the Company, and the continuance of any such default for the applicable period specified in the Mortgage, or (2) certain actions by the Company or any subsidiary in respect of the bankruptcy or insolvency of any subsidiary and certain other similar events; and

     Whereas as of the date hereof, the Company owns all of the issued and outstanding shares of capital stock of Connecticut
Valley Electric Company Inc., a New Hampshire corporation
(hereinafter generally referred to as CVEC); and

     Whereas as described in the Current Report on Form 8-K dated January 12, 1998 and filed with the Securities and Exchange Commission, as a result of an order of the New Hampshire Public Utilities Commission dated December 31, 1997, and if such order remains in its present form or is not otherwise stayed, there or may be is a substantial likelihood that CVEC will fail to pay when due certain of its indebtedness for money borrowed and/or that certain such indebtedness will become due prior to its stated maturity or prior to its regularly scheduled dates of payment and/or that CVEC may be required to take certain actions, or certain events may occur, in respect of the bankruptcy or insolvency of CVEC, or certain other similar events may occur; and

     Whereas the bankruptcy or insolvency of CVEC would not cause an event of default by the Company under the Mortgage other than the provisions with respect to subsidiaries, including CVEC; and

     Whereas in order to preclude the foregoing events with respect to CVEC from causing a default under Section 15 of
Article III of the Mortgage and/or the consequences set forth in
Article X of the Mortgage, the Company and the Trustee have duly and lawfully determined to execute this instrument; and

     Whereas in accordance with Section 4 of Article XVI, the Company has duly and lawfully been authorized by resolution of its Board of Directors, and by all other required corporate actions, to execute and deliver this instrument; and

     Whereas in accordance with said Section 4 of Article XVI, the holders of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of all the bonds outstanding as of the date hereof have consented to the execution and delivery of this instrument; and

     Whereas in accordance with said Section 4 of Article XVI, none of the series of bonds outstanding as of the date hereof will be materially and adversely affected by the execution and delivery of this instrument unless all of the series of bonds so outstanding are so affected; and

     Whereas in accordance with said Section 4 of Article XVI, the Company has requested the Trustee to join with the Company in the execution of this instrument and such execution by the Trustee does not affect the rights, duties or immunities of the Trustee under the Mortgage or otherwise; and

     Whereas the Company has caused to be paid or redeemed all bonds issued under the Mortgage other than those now outstanding as described below and has caused to be paid or redeemed or has otherwise discharged the underlying bonds of its predecessor corporations described in the Original Indenture and the mortgages securing the same; and the Company has also issued and there are outstanding on the date of delivery hereof $97,000,000 in principal amount of First Mortgage Bonds, Series EE, FF, GG, HH, JJ, KK, LL, MM, NN and OO; and

     Whereas the use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture as heretofore and hereby supplemented, modified and confirmed;

     Now Therefore, in confirmation of and supplementing the Mortgage and pursuant to, in compliance with, and in execution of, the powers, authorities and obligations conferred, imposed and reserved therein and every other power, authority and obligation appertaining thereto, in consideration of the premises, and of the sum of one dollar to it duly paid by said State Street Bank and Trust Company and of other good and valuable consideration, the receipt whereof is hereby acknowledged, said Central Vermont Public Service Corporation has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed to the Trustee, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm, unto said State Street Bank and Trust Company as Trustee as aforesaid, and its successor or successors in the trusts under the Mortgage and hereunder, and its and their assigns, (a) all and singular the plants, rights, permits, franchises, privileges, easements and property, real, personal and mixed, described in the Original Indenture and each of the preceding Supplemental Indentures, and thereby or otherwise thereunder conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in the Original Indenture and each of the preceding Supplemental Indentures being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released by the Trustee or any previous trustee under the Mortgage or sold or disposed of in whole or in part as permitted by the provisions of the Original Indenture as heretofore supplemented and amended and
(b) also, but without in any way limiting the generality of the foregoing, all of the right, title and interest of the Company in and to the franchises, rights, titles, interests, easements and properties described in Schedule A hereto attached and hereby made a part hereof as fully as if set forth herein at length;

     Subject, however, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Original Indenture and preceding Supplemental Indentures, and in the descriptions in the schedules thereto and hereto and in the deeds or grants in said schedules referred to;

     But Specifically Reserving and Excepting (as the same were reserved and excepted from the lien of the Original Indenture and all preceding Supplemental Indentures) from this instrument and the grant, conveyance, mortgage, transfer and assignment herein contained (1) all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) and (c), both inclusive, of the granting clauses on page 11 of the Original Indenture, and (2) (as the same, pursuant to the provisions of Section 18(b) of Article 2 of the Fifth Supplemental Indenture, dated as of February 1, 1945, were reserved from the lien of the Original Indenture and the preceding Supplemental Indentures) all telephone properties, whether heretofore or now owned or hereafter acquired by the Company;

     To Have and to Hold all said property hereby conveyed, assigned, pledged or mortgaged, or intended so to be, together with the rents, issues and profits thereof, as well as all such after-acquired property, unto the Trustee, its successor or successors in the trusts under the Mortgage and hereunder and its and their assigns forever;

     But in Trust, Nevertheless, under and subject to the provisions and conditions, with all the powers and authority and for the trusts and purposes, herein and in the Mortgage set forth, (1) for the equal and proportionate benefit and security (except as provided in Section 3 of Article III and elsewhere in the Original Indenture as heretofore and hereby supplemented, modified and confirmed) of the holders of all bonds and interest coupons heretofore, now and hereafter issued under the Mortgage and from time to time outstanding, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable, and the performance of and compliance with the covenants and conditions of the Mortgage, without (except as aforesaid) any preference, distinction or priority as to lien or otherwise of any bond or coupon over any other bond or coupon by reason of the difference in the series or time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, so that each and every bond heretofore, now or hereafter issued under the Mortgage shall have the same lien, and so that the interest and principal of every such bond shall, subject to the terms of the Original Indenture, be equally and proportionally secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture; and
(2) subject to the covenants, agreements, rights, privileges, immunities, trusts and duties set forth in the Original Indenture, as heretofore supplemented, modified and confirmed, and in this Supplemental Indenture;

     And It is Hereby Covenanted, Declared and Agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:


                         ARTICLE 1.

                    AMENDMENT OF MORTGAGE

     Section 1.  The Original Indenture, as heretofore
supplemented and amended, is hereby further supplemented and amended by adding the following paragraph in its entirety as the sixth paragraph of Article XVII thereof:

     For all purposes of this Mortgage, the term "subsidiary" shall not include Connecticut Valley Electric Company Inc., a New Hampshire corporation ("CVEC"), for any purpose, and CVEC shall be deemed for all purposes of this Mortgage not to be a subsidiary, including, without limitation, purposes of Section 15 of Article III and Section 1 of Article X. In the event the Company's equity investment in CVEC shall exceed Twelve Million Dollars ($12,000,000), then upon such event and thereafter, the term "subsidiary" shall again include CVEC for all purposes of this Mortgage.

     Section 2. Except as expressly provided by Section 1 of this Article 1, the Original Indenture, as heretofore supplemented and amended, shall remain in full force and effect.


                          ARTICLE 2.

                   MISCELLANEOUS PROVISIONS

     Section 1. The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Mortgage as if the provisions concerning the same were incorporated herein at length. Except as to actions taken by the Trustee, the recitals and statements in this Supplemental Indenture and in the bonds shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture or of the bonds, and the Trustee makes no covenants or representations, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Supplemental Indenture.

     Section 2. This Supplemental Indenture shall become void when the Original Indenture as heretofore supplemented and amended shall be void.

     Section 3. The Mortgage as supplemented and amended hereby is ratified and confirmed in all respects.

     Section 4. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 and 317, inclusive, of the Trust Indenture Act of 1939 as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

     Section 5.  This Supplemental Indenture may be
simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     In Witness Whereof, said Central Vermont Public Service Corporation has caused this instrument to be signed, and its corporate seal attested by its Assistant Corporate Secretary to be hereunto affixed, by Francis J. Boyle, its Treasurer and Agent in that behalf duly authorized, and said State Street Bank and Trust Company has caused this instrument to be executed in its corporate name and its corporate seal to be hereto affixed by one of its Assistant Vice Presidents, all as of the day and year first above written.

Central Vermont Public Service Corporation,

By:__________________________
   Francis J. Boyle
   Its Treasurer and Agent
Attest:


______________________________
Carole L. Root
Assistant Corporate Secretary


Signed, sealed and delivered on
behalf of Central Vermont Public
Service Corporation in the presence of:
                                          (Corporate Seal)

_______________________
Colleen A. Kelly

_______________________
Bonnie L. O'Rourke


State Street Bank and Trust Company
as Trustee as aforesaid,

By:_________________________
   Henry W. Seemore
   Assistant Vice President

Signed, sealed and delivered on
behalf of State Street Bank and
Trust Company in the presence of:
                                           (Corporate Seal)


_______________________
Brian J. Curtis


_______________________
E. Decker Adams

State of Vermont,
                 SS.
County of Rutland,


     On this __th day of __________, A.D. 1998, before me, a Notary Public in and for said State, duly commissioned and acting as such, personally came Francis J. Boyle, Treasurer and Agent of said Central Vermont Public Service Corporation, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in Rutland, Vermont; that he is Treasurer of Central Vermont Public Service Corporation, the Corporation described in and which executed the foregoing instrument as party of the first part; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that he signed his name thereto by like order, and he acknowledged and declared that he executed the foregoing instrument and affixed the seal of said Central Vermont Public Service Corporation thereto as its Agent by authority of the Board of Directors of said Corporation, and acknowledged the same to be his free act and deed, and the free act and deed of said Corporation.

     Witness my hand and official seal the day and year aforesaid.


________________________________
Bonnie L. O'Rourke, Notary Public

My commission expires February 10, 1999


(Notarial Seal)


The Commonwealth of Massachusetts,
                                      SS.
County of Suffolk,


     On this __th day of January, A.D. 1998, before me, a Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came Henry W. Seemore, an Assistant Vice President of State Street Bank and Trust Company, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in Brockton, Massachusetts; that he is an Assistant Vice President of State Street Bank and Trust Company, the corporation described in and which executed the foregoing instrument as party of the third part; that he knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Bank, and that he signed his name thereto by like authority, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank. And said Henry W. Seemore, an Assistant Vice President of said State Street Bank and Trust Company, further acknowledged that he accepted the trust hereinbefore created for, and on behalf of, said State Street Bank and Trust Company, Trustee, upon the terms therein named.

     Witness my hand and official seal the day and year aforesaid.


_____________________________
Brian J. Curtis, Notary Public

My commission expires April 6, 2001



(Notarial Seal)


                            SCHEDULE A

DESCRIPTION OF PROPERTIES


     All land and premises, rights, privileges and easements conveyed or purported to be conveyed to the Company in and by the following described deeds and the records thereof are hereby incorporated herein by reference:

     Properties acquired after December 29, 1997 or not previously described:

     Deed from Donald D. Brush and Christine L. Brush, dated
November 25, 1997, recorded in Book 44, pages 273-4 of the
Salisbury Town land records in the County of Addison and State of Vermont.

     Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

IN NEW LONDON COUNTY, STATE OF CONNECTICUT:
Waterford

IN HARTFORD COUNTY, STATE OF CONNECTICUT:
Berlin

IN CUMBERLAND COUNTY, STATE OF MAINE:
Yarmouth

IN SULLIVAN COUNTY, STATE OF NEW HAMPSHIRE:
Charleston     Cornish     Plainfield
Claremont     Newport     Unity

IN CHESHIRE COUNTY, STATE OF NEW HAMPSHIRE:
Chesterfield     Hinsdale

IN GRAFTON COUNTY, STATE OF NEW HAMPSHIRE:
Bath     Lyman     Orford
Haverhill     Lyme     Piermont

IN WASHINGTON COUNTY, STATE OF NEW YORK:
Granville     Hampton

IN RENSSELAER COUNTY, STATE OF NEW YORK:
Hoosick

IN ADDISON COUNTY, STATE OF VERMONT:
Addison     Leicester     Ripton
Bridport     Lincoln     Salisbury
Bristol     Middlebury     Shoreham
Cornwall     Monkton     Starksboro
Ferrisburg     New Haven     Vergennes
Goshen     Orwell     Weybridge
Granville     Panton     Whiting
Hancock

IN BENNINGTON COUNTY, STATE OF VERMONT:
Arlington     Manchester     Searsburg
Bennington     Peru     Shaftsbury
Dorset     Pownal     Sunderland
Glastenbury     Rupert     Winhall
Landgrove     Sandgate     Woodford

IN CALEDONIA COUNTY, STATE OF VERMONT:
Barnet     Lyndon     Walden
Danville     Ryegate     Waterford
Kirby     St. Johnsbury     Wheelock

IN CHITTENDEN COUNTY, STATE OF VERMONT:
Buels Gore     Essex     Milton
Burlington     Huntington     Underhill
Colchester     Jericho     Westford

IN ESSEX COUNTY, STATE OF VERMONT:
Concord     Guildhall     Victory
Granby     Lunenburg

IN FRANKLIN COUNTY, STATE OF VERMONT:
Bakersfield     Fletcher     Richford
Berkshire     Franklin     Sheldon
Enosburg     Georgia     St. Albans City
Fairfax     Highgate     St. Albans Town
Fairfield     Montgomery     Swanton

IN LAMOILLE COUNTY, STATE OF VERMONT:
Belvidere     Eden     Johnson
Cambridge     Hyde Park

IN ORANGE COUNTY, STATE OF VERMONT:
Bradford     Fairlee     Thetford
Braintree     Newbury     Tunbridge
Brookfield     Randolph     Vershire
Chelsea     Strafford     West Fairlee

IN ORLEANS COUNTY, STATE OF VERMONT:
Lowell     Irasburg

IN RUTLAND COUNTY, STATE OF VERMONT:
Benson     Middletown Springs     Sherburne
Brandon     Mt. Holly     Shrewsbury
Castleton     Mt. Tabor     Sudbury
Chittenden     Pawlet     Tinmouth
Clarendon     Pittsfield     Wallingford
Danby     Pittsford     Wells
Fair Haven     Poultney     West Haven
Hubbardton     Proctor     West Rutland
Ira     Rutland City
Mendon     Rutland Town

IN WASHINGTON COUNTY, STATE OF VERMONT:
Northfield     Roxbury

IN WINDHAM COUNTY, STATE OF VERMONT:
Athens     Guilford     Stratton
Brattleboro     Jamaica     Townshend
Brookline     Londonderry     Vernon
Dover     Marlboro     Wardsboro
Dummerston     Newfane     Westminster
Grafton     Rockingham     Windham

IN WINDSOR COUNTY, STATE OF VERMONT:
Andover     Hartland     Sharon
Baltimore     Ludlow     Springfield
Barnard     Norwich     Stockbridge
Bethel     Plymouth     Weathersfield
Bridgewater     Pomfret     Weston
Cavendish     Reading     West Windsor
Chester     Rochester     Windsor
Hartford     Royalton     Woodstock

RESOLUTIONS ADOPTED JANUARY 13, 1998,
BY THE BOARD OF DIRECTORS OF
CENTRAL VERMONT PUBLIC SERVICE CORPORATION


     On motion duly made and seconded, the following resolutions relating to the Fortieth Supplemental Indenture were unanimously passed and adopted:

WHEREAS, by Section 15 of Article III of the Indenture of Mortgage of this Company to State Street Bank and Trust Company (as successor trustee to The First National Bank of Boston, which was successor trustee to Old Colony Trust Company), dated as of October 1, 1929 (the "Original Indenture"), dated as of October 1, 1929, but actually executed on October 24, 1929 (the Original Indenture, with all indentures supplemental thereto as therein provided, being hereinafter generally referred to as the "Mortgage"), this Company has covenanted, among other things, to cause each subsidiary to pay when due all indebtedness for money borrowed by such subsidiary and not to permit the occurrence of any event or any condition to exist with respect to any such indebtedness or under any agreement securing or relating to such indebtedness the effect of which is to cause (or permit any holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, and

WHEREAS, by Article X of the Mortgage, this Company has agreed to various remedies in the event of certain defaults specified in
Section 1 of such Article X, including without limitation, (1) any default in the due observance or performance of any covenant or condition in the Mortgage (other than the obligation to make any payment when due of interest on, the principal of, or the premium, if any, on any of the bonds issued under the Mortgage) required to be kept or performed by this Company, and the continuance of any such default for the applicable period specified in the Mortgage, or (2) certain actions by this Company or any subsidiary in respect of the bankruptcy or insolvency of any subsidiary, and certain other similar events, and

WHEREAS, this Company has not executed a supplemental indenture since the Thirty-Ninth Supplemental Indenture, dated as of December 29, 1997, and

WHEREAS, as of the date hereof, this Company owns all of the issued and outstanding shares of capital stock of Connecticut
Valley Electric Company Inc., a New Hampshire corporation
("CVEC"), and

WHEREAS, as described in the Current Report on Form 8-K dated January 12, 1998 and filed with the Securities and Exchange Commission, as a result of an order of the New Hampshire Public Utilities Commission dated December 31, 1997, and if such order remains in its present form or is not otherwise stayed, there is or may be a substantial likelihood that CVEC will fail to pay when due certain of its indebtedness for money borrowed and/or that certain such indebtedness will become due prior to its stated maturity or prior to its regularly scheduled dates of payment and/or that CVEC may be required to take certain actions, or certain events may occur, in respect of the bankruptcy or insolvency of CVEC, or certain other similar events may occur, and

WHEREAS, in order to preclude the foregoing events with respect to CVEC from causing a default under Section 15 of Article III of the Mortgage and/or the consequences set forth in Article X of the Mortgage, it is necessary and desirable and desirable, and this Company is permitted, and has duly and lawfully determined, to execute and deliver a supplemental indenture, and

WHEREAS, by Section 11 of Article III of the Mortgage, this Company covenanted "that in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, it will cause the Mortgage and every additional instrument which shall be executed pursuant to the terms thereof at all times to be recorded and filed in such manner and in such places as may be required by the laws of the state or states, in which the property subject hereto is located",

NOW, THEREFORE, BE IT
RESOLVED: that this Board hereby approves the Fortieth Supplemental Indenture to be dated as of January 28, 1998 (or such other date as may be appropriate to carry out the intention of these resolutions), amending and supplementing the Mortgage by stipulating that CVEC shall be deemed for all purposes thereof not to be a subsidiary of the Company, substantially in the form presented to this meeting, subject to such changes, insertions and omissions as may be determined and approved by the President or any Vice President or the Treasurer of this Company executing the same, that such determination and approval are within the authority conveyed by this resolution to be conclusively evidenced by the execution of said Supplemental Indenture on behalf of this Company and such execution being a sufficient identification thereof for all purposes as the Supplemental Indenture hereby authorized, and

FURTHER
RESOLVED: that the President or any Vice President or the Treasurer of this Company cause said Supplemental Indenture to be recorded and filed in such a manner and in such places as may be required to preserve and protect the security of the bondholders and the rights of the Trustee, and

FURTHER
RESOLVED: that the officers of this Company be, and they are and each of them is hereby authorized in the name and on behalf of this Company to execute and file with the Vermont Public Service Board and with such other public regulatory commissions, bodies or agencies which in their opinion or in the opinion of counsel have jurisdiction in the premises, all other applications, petitions, instruments or documents, including any amendments thereto, which in their opinion or the opinion of counsel are necessary or expedient in order to consummate the transactions contemplated by these resolutions, and to employ such counsel and assistance as may be deemed necessary by any of them to accomplish the purpose hereof, and that any and all acts taken or to be taken by or under the authorization of any officer of or counsel to this Company in connection with the transactions contemplated in these resolutions are hereby ratified, confirmed and approved as if authorized hereby when taken.

     And I further certify that the foregoing resolutions have not since been amended or rescinded and are now in full force and effect.

     IN WITNESS WHEREOF I have hereunto set my hand as Assistant
Corporate Secretary and have affixed the corporate seal of said
Corporation as of this 13th day of January, 1998.

Attest:


/s/  Carole L. Root
--------------------
Carole L. Root
Assistant Corporate Secretary